Exhibit 99.1

CST Brands and CrossAmerica Partners announce leadership reorganization

SAN ANTONIO and ALLENTOWN, PA (March 27, 2015) - CST Brands, Inc. (NYSE:CST) (“CST Brands”) and CrossAmerica Partners LP (NYSE:CAPL) (“CrossAmerica”) announced today that Joe Topper, the Chief Executive Officer and President of CrossAmerica, has decided to retire as CEO effective September 30, 2015. In order to ensure a smooth leadership transition, Topper will resign as President of CrossAmerica effective immediately and Jeremy Bergeron, who served as CST Brands’ Senior Vice President of Integration and Development Operations, has been named CrossAmerica’s President.
Topper will continue the day-to-day management of CrossAmerica until September 30th. Bergeron will report to Topper until Topper retires as CEO. Topper will also continue to serve on the boards of both CrossAmerica and CST Brands after he formally steps down as CEO.
“I look forward to working side-by-side with Jeremy and introducing him to our great employees, as well as the Allentown, Pennsylvania community,” said Topper. “One thing is certain, he will definitely need warmer clothes.”
“Without a doubt,” said Bergeron, “Joe’s shoes are big ones to fill, but my family and I are thrilled with the prospect of joining the Allentown community.”
David Hrinak, CrossAmerica’s current Executive Vice-President and COO, will continue in his role and report directly to Bergeron. Hrinak brings decades of experience in the industry, and a calm, steady leadership presence to the organization.
“We want to thank Joe for his tremendous leadership and for graciously giving us six months to make this a seamless transition,” said Kim Lubel, Chairman, CEO and President of CST Brands. “With this strong leadership succession plan, we hope to continue to create value for our shareholders and unit holders. We are excited for the next phase in the growth of our integrated company.”
About CST Brands, Inc.
CST Brands, Inc. (NYSE: CST), a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs nearly 12,000 Team Members at nearly 1,900 locations throughout the Southwestern United States, New York and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell fuel and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. CST also owns the general partner of CrossAmerica Partners LP, a master limited partnership and wholesale distributor of motor fuels, based in Allentown, Pennsylvania. For more information about CST, please visit cstbrands.com.

About CrossAmerica Partners LP
CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases more than 625 sites in sixteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia and Virginia. The Partnership has long-term established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil's largest distributors by fuel volume in the United States and in the top 10 for many additional brands. For additional information, please visit www.crossamericapartners.com.
Source: CST Brands, Inc. and CrossAmerica Partners LP

Contacts
Investors: Randy Palmer, Director - Investor Relations, 210-692-2160
Media: Lisa Koenig - Director - Communications, 210-692-2659 or
The DeBerry Group, Melissa Ludwig or Trish DeBerry, 210-223-2772